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                                                                     Exhibit 5.4

                               _____________, 199_

                         Nicholas-Applegate Mutual Funds
                                600 West Broadway
                           San Diego, California 92101


Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101


Ladies and Gentlemen:

          This will confirm our agreement that the Investment Advisory Agreement between us dated ___________, 1997 is hereby amended by adding thereto the series set forth on Exhibit A as Funds thereunder. The annual advisory fee with respect to each such Fund shall be as set forth on Exhibit A.

          In all other respects, the Investment Advisory Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                    Very truly yours,


                    -------------------
                    E. Blake Moore, Jr.
                    Secretary

AGREED:

Nicholas-Applegate Capital Management
By:  Nicholas-Applegate Capital Management
     Holdings, L.P., its General Partner
By:  Nicholas-Applegate Capital Management
     Holdings, Inc., its General Partner


By:
     --------------------------
          E. Blake Moore, Jr.
               Secretary
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                                    EXHIBIT A

NICHOLAS-APPLEGATE CORE GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE MINI CAP GROWTH FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE EMERGING GROWTH FUND: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE INCOME & GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE BALANCED GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE WORLDWIDE GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE INTERNATIONAL GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, 0.90% of the next $500 million of net assets, and 0.80% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME FUND: .85% of the Fund's average net assets.

NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE MONEY MARKET FUND: .25% of the first $500 million of the Fund's average net assets, and .2275% of net assets in excess of $500 million.

NICHOLAS-APPLEGATE VALUE FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE HIGH YIELD BOND FUND: 0.60% of the Fund's average net assets.

NICHOLAS-APPLEGATE STRATEGIC INCOME FUND: 0.60% of the Fund's average net assets.

NICHOLAS-APPLEGATE SHORT-INTERMEDIATE FIXED INCOME FUND: 0.30% of the first $250 million of the Fund's average net assets and 0.25% of the net assets in excess of $250 million.


                                       -2-
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NICHOLAS-APPLEGATE FULLY DISCRETIONARY FIXED INCOME FUND: 0.45% of the first
$500 million of the Fund's average net assets, 0.40% of the next $250 million of net assets, and 0.35% of net assets in excess of $750 million.

NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND: 1.00% of the Fund's average net assets.